November 5, 2001

Office of the Chief Accountant
SECPS Letter File
Mail Stop 905
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C., 20549

Gentlemen:

     We were previously the independent accountants for the Brenex Oil Corp (the"Company"). We will no longer report on any financial statements for the Company.

     We have read Item 4 of the Current Report of Form 8-K of the Company, dated November 5, 2001, and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/S/ THURMAN SHAW & CO.
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Thurman Shaw & Co.
Certified Public Accountants